EXHIBIT 10.1
                                   [AHP LOGO]

                       AMERICAN HOME PRODUCTS CORPORATION
          FIVE GIRALDA FARMS, MADISON, NEW JERSEY 07940 (973) 660-5402

                                                               JACK M. O'CONNOR
                                                                  TREASURER

March 26, 1998

VIA FAX: (212) 270-6041
Ms. Nancy Mistretta
Managing Director
Chase Securities Inc.
270 Park Avenue
New York, NY  10017-2070

RE:   - $2,500,000,000 A Credit Agreement among American Home Products
        Corporation, AC Acquisition Holding Company, A.H. Robins Company, Incorporated, The Lender Parties Hereto and The Chase Manhattan Bank, as Agent, Dated as of September 9, 1994, as amended

      - $2,500,000,000 B Credit Agreement among American Home Products Corporation, AC Acquisition Holding Company, A.H. Robins Company, Incorporated, The Lender Parties Hereto and The Chase Manhattan Bank, as Agent, Dated as of September 9, 1994, as amended

Dear Ms. Mistretta:

In accordance with Section 2.5(a) of the referenced Credit Agreements, please accept this letter as confirmation of American Home Products Corporation's ("AHP") decision to terminate the $2.5 billion, 364-day, A Credit Agreement in its entirety and reduce the $2.5 billion, 5-year, B Credit Agreement to $2.0 billion, effective April 1, 1998. Within the B Credit Agreement, please reduce all of the banks' current commitment amounts by 20% in order to arrive at a total commitment of $2.0 billion.

Please forward a confirmation of the revisions to the Credit Agreements to Mr. Charles Malone at facsimile number (973) 660-6671 as soon as possible.

Very truly yours,



/s/ Jack M. O'Connor
Jack M. O'Connor
Treasurer

cc:   P. Ciocco (Chase - Agent Services)
      B. A. Lewin
      C. J. Malone
      M. C. White